================================================================================
       As filed with the Securities and Exchange Commission on February 25, 2004
                                        Registration Statement No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                          Registration Statement Under
                           the Securities Act of 1933

                                NOXSO CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Virginia                                  54-1118334
      ----------------------------                     --------------------
      (State or other jurisdiction                        (IRS employer
            of incorporation)                           identification no.)

        1065 South 500 West, Bountiful, Utah 84010            84010
        -------------------------------------------        ------------
         (Address of principal executive offices)           (Zip code)


                     Noxso Corporation 2004 Stock Award Plan
                   ------------------------------------------
                            (Full Title of the Plans)

                                Eric L. Robinson
                              BLACKBURN & STOLL, LC
                         77 West Second South, Suite 400
                     Salt Lake City, UT 84101 (801) 521-7900
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                               CALCULATION OF REGISTRATION FEE

========================== ======================= ======================= ======================= =======================
                                                          Proposed                Proposed
                                   Amount                 Maximum                 Maximum                Amount of
Title of Securities to be          to be               Offering Price            Aggregate              Registration
       Registered                Registered            Per Share (1)         Offering Price(1)            Fee (1)
-------------------------- ----------------------- ----------------------- ----------------------- -----------------------
Common Stock, par value
$.01                              500,000                  $1.01                  $505,000                 $63.98
========================== ======================= ======================= ======================= =======================

(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(h) under the Securities Exchange Act of 1933, as amended.

         Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Noxso Corporation common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of Noxso Corporation's outstanding shares of common stock.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As permitted by Rule 428 under the Securities Act of 1933, as amended, this Registration Statement omits the information specified in Part I of Form S-8. The documents constituting Part I of this Registration Statement will be sent or given to the parties to their respective Agreement as required by Rule 428(b).

         Noxso Corporation (the "Company" or "Noxso") is not filing these documents with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Item 1. Plan Information.

         Not required to be filed with the Commission.

Item 2. Registrant Information.

         Not required to be filed with the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Company with the Commission are incorporated by reference in this registration statement:

         o        Annual Report on Form 10-KSB, for the fiscal year ended March
                  31, 2003,
         o Quarterly Report on Form 10-QSB, for the quarterly period ended June 30, 2003,
         o Amendment No. 1 to the Quarterly Report on Form 10-QSB/A, for the quarterly period ended June 30, 2003,
         o Quarterly Report on Form 10-QSB, for the quarterly period ended September 30, 2003,
         o Quarterly Report on Form 10-QSB, for the quarterly period ended December 31, 2003,
         o        Current Report on Form 8-K, dated January 29, 2004,
         o        Current Report on Form 8-K, dated February 2, 2004
         o The description of the Registrant's common stock set forth in the Registrant's registration statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act on February 1, 1989, including any amendment or report filed with the Commission for the purpose of updating this description.

         All documents subsequently filed by Noxso pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interest of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Company's Articles of Incorporation and Bylaws provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under Virginia law may be permitted for the Company's directors, officers and controlling persons pursuant to the foregoing or otherwise.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

       EXHIBIT NO.                  DESCRIPTION OF EXHIBIT

         4.1 Articles of Incorporation of the Company (Incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Commission on January 13, 1989, file No. 33-26541).

         4.2 Articles of Amendment to the Articles of Incorporation (Incorporated by reference to Exhibit 3(i).2 of the Company's annual report on Form 10-KSB, for the fiscal year ended March 31, 2003).

         4.3 Amended and Restated Bylaws of the Company (Incorporated by reference to the Company's Registration Statement on Form S-1 filed with the Commission on January 13, 1989, file No. 33-26541).

         5.1      Opinion of Blackburn & Stoll, LC

         23.1 Consent of Blackburn & Stoll, LC (contained in Exhibit 5.1 hereto)

         23.2     Consent of Tanner + Co. (Independent Public Accountants)

         23.3     Consent of Baier & Williams, LLP (Independent Public
                  Accountants)

         24.1     Power of Attorney (included on signature pages hereto)

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) Include any additional or changed material
                  information on the plan of distribution;

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and that the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bountiful, State of Utah, on February 25, 2004.

                                        NOXSO CORPORATION



                                        By /s/ Richard J. Anderson
                                          --------------------------------------
                                        President, Chief Executive Officer,
                                        Principal Financial Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Richard J. Anderson as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this registration statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


        Signature                   Title                             Date
------------------------- ----------------------------------- ------------------

 /s/ Richard J. Anderson  President, Chief Executive Officer,  February 25, 2004
Richard J. Anderson       Principal Financial Officer and
                          Director

/s/ Dr. Robert A. Arbon   Director                             February 25, 2004
Dr. Robert A. Arbon